    As filed with the Securities and Exchange Commission on July ____, 2001
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                          __________________________

                                FMC CORPORATION
            (Exact name of registrant as specified in its charter)

               Delaware                                         94-0479804
    (State or Other Jurisdiction of                          (I.R.S. Employer
     Incorporation or Organization)                         Identification No.)

        200 East Randolph Drive                                    60601
           Chicago, Illinois                                     (Zip Code)
(Address of Principal Executive  Offices)

                  FMC Puerto Rico Savings and Investment Plan
                           (Full Title of the Plan)

                               Steven H. Shapiro
               Associate General Counsel and Assistant Secretary
                            200 East Randolph Drive
                           Chicago, Illinois  60601
                    (Name and Address of Agent for Service)

                                (312) 861-6000
         (Telephone Number, Including Area Code, of Agent for Service)

                                   Copy to:

                                Steven J. Gavin
                               Winston & Strawn
                             35 West Wacker Drive
                            Chicago, Illinois 60601
                                (312) 558-5600

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
 Title of securities        Amount to be registered     Proposed maximum offering      Proposed maximum aggregate     Amount of
 to be registered                     (1)                 price per unit (2)(3)          offering price (2)(3)     registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common stock, par value
$0.10 per share                    10,000 shares                 $68.185                         $681,850                $170.47
------------------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "1933 Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated pursuant to Rule 457(h)(1) and (c) under the 1933 Act solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices reported for shares of Common Stock of the Registrant on the New York Stock Exchange on July 2, 2001.

(3) The Common Stock registered hereby includes Preferred Share Purchase Rights (the Rights). The Rights are associated with and trade with the Common Stock. The value, if any, attributable to the rights is reflected in the market price of the Common Stock.

         PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                FMC Corporation, a Delaware corporation (the Registrant), shall deliver the document containing the information in Part I of this Registration Statement on Form S-8 to each participant in the FMC Puerto Rico Savings and Investment Plan (the Plan) as specified by Rule 428(b)(1) of the 1933 Act. Such document is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). Such document and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

         PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

               The following documents previously filed with the Commission by the Registrant, pursuant to the Securities Exchange Act of 1934, as amended (the 1934 Act), are incorporated by reference herein:

               (i) the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 and the Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2000;

               (ii) the Registrant's Quarterly Reports on Form 10-Q and 10-Q/A for the quarter ended March 31, 2001;

               (iii) the Registrant's Current Reports on Form 8-K dated March 14, March 27 and June 14, 2001;

               (iv) the description of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on October 29, 1996 pursuant to Section 12 of the 1934 Act and all amendments thereto and reports filed for the purpose of updating such description; and

               (v) the description of the Registrant's common stock, $0.10 par value per share (Common Stock), contained in the Registrant's Registration Statement on Form 8-A filed on May 12, 1986 pursuant to Section 12 of the 1934 Act and all amendments thereto and reports filed for the purpose of updating such description.

               All documents subsequently filed with the Commission by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

               Not applicable.

Item 5.        Interests of Named Experts and Counsel.

               None.

Item 6.        Indemnification of Directors and Officers.

               The Registrant is a Delaware corporation. Reference is made to
Section 145 of the Delaware General Corporation Law, as amended (the GCL), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation or business organization, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

               Article XI of the Registrant's Restated By-Laws provides that the Registrant shall indemnify its directors and officers to the full extent permitted by Section 145 of the GCL.

               The Registrant's Restated Certificate of Incorporation provides that the Registrant's directors will not be personally liable to the Registrant or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except (i) for any breach of the directors' duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the GCL or (iv) for transactions from which directors derive improper personal benefit.

               The Registrant maintains directors' and officers' liability insurance coverage.

Item 7.        Exemption from Registration Claimed.

               Not Applicable.

Item 8.        Exhibits.

          The following documents are filed as exhibits to this Registration
Statement:

          Exhibit No.    Description
          -----------    -----------

          4.1 Amended and Restated Rights Agreement dated as of February 19, 1988 between the Registrant and Harris Trust and Savings Bank, as filed with the Commission on March 25, 1993 as Exhibit 4 to the Registrant's Form SE (File No. 1-02376) and incorporated herein by reference

          4.2 Amendment to Amended and Restated Rights Agreement dated as of February 9, 1996, as filed with the Commission on February 12, 1996 as Exhibit 1 to the Registrant's Form 8-K (File No. 1-02376) and incorporated herein by reference

          15.1 Letter from KPMG LLP regarding Unaudited Interim Financial Information.

          23.1           Consent of KPMG LLP

          24.1 Powers of attorney (included on the signature page of this Registration Statement)

               In lieu of an opinion of counsel or a determination letter contemplated by Item 601(b)(5)(ii) of Regulation S-K, the Registrant hereby undertakes to submit the Plan, and any amendment thereto, to the Puerto Rico Treasury Department (the Department) in a timely manner, and that it will make all changes required by the Department in order to qualify the Plan under
Section 1165(e) of the Puerto Rico Internal Revenue Code.

Item 9.          Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
       Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, the State of Illinois, on July 6, 2001.

                                FMC CORPORATION

                                By: /s/ William H. Schumann III
                                    ------------------------------
                                    Name:  William H. Schumann III
                                    Title: Senior Vice President and Chief
                                            Financial Officer


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William H. Schumann III, Ronald D. Mambu and Stephen F. Gates, and each or any of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable FMC Corporation to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the Securities Act of 1933, including specifically, but without limitation, power and authority to sign the name of the undersigned to any amendments to such registration statement (including post-effective amendments) and additional registration statements filed in accordance with General Instruction E to Form S-8 to register additional securities, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each or any of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                 Signature                                  Title                                Date
-------------------------------------------   -----------------------------------   -------------------------------
                                               Chairman of the Board, Chief                  July 6, 2001
/s/ Robert N. Burt                             Executive Officer and Director
-------------------------------------------    (Principal Executive Officer)
Robert N. Burt

                                               Senior Vice President and Chief               July 6, 2001
/s/ William H. Schumann III                    Financial Officer (Principal
-------------------------------------------    Financial Officer)
William H. Schumann III

                                               Vice President and Controller                 July 6, 2001
/s/ Ronald D. Mambu                            (Principal Accounting Officer)
-------------------------------------------
Ronald D. Mambu

/s/ Joseph H. Netherland                    Director                          July 6, 2001
---------------------------------
Joseph H. Netherland

/s/ B.A. Bridgewater, Jr.                   Director                          July 6, 2001
---------------------------------
B.A. Bridgewater, Jr.

/s/ Patricia A. Buffler                     Director                          July 6, 2001
---------------------------------
Patricia A. Buffler

/s/ Albert J. Costello                      Director                          July 6, 2001
---------------------------------
Albert J. Costello

/s/ Asbjorn Larsen                          Director                          July 6, 2001
---------------------------------
Asbjorn Larsen

/s/ Edward J. Mooney                        Director                          July 6, 2001
---------------------------------
Edward J. Mooney

/s/ William F. Reilly                       Director                          July 6, 2001
---------------------------------
William F. Reilly

/s/ Enrique Sosa                            Director                          July 6, 2001
---------------------------------
Enrique Sosa

/s/ James R. Thompson                       Director                          July 6, 2001
---------------------------------
James R. Thompson

/s/ William G. Walter                       Director                          July 6, 2001
---------------------------------
William G. Walter

          The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator for the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 6, 2001.


                                        FMC PUERTO RICO SAVINGS AND
                                        INVESTMENT PLAN

                                        By:  FMC Corporation Employee Welfare
                                             Benefits Plan Committee, as Plan
                                             Administrator

                                        By:  /s/ Stephen F. Gates
                                             -------------------------------
                                        Name:  Stephen F. Gates
                                        Title: Member, FMC Corporation Employee
                                               Welfare Benefits Plan Committee

                               INDEX TO EXHIBITS

     Exhibit No.  Description
     -----------  -----------

     4.1 Amended and Restated Rights Agreement dated as of February 19, 1988 between the Registrant and Harris Trust and Savings Bank, as filed with the Commission on March 25, 1993 as Exhibit 4 to the Registrant's Form SE (File No. 1-02376) and incorporated herein by reference.

     4.2 Amendment to Amended and Restated Rights Agreement dated as of February 9, 1996, as filed with the Commission on February 12, 1996 as Exhibit 1 to the Registrant's Form 8-K (File No. 1-02376) and incorporated herein by reference.

     5.1 Opinion of Steven H. Shapiro, Esq. as to the legality of the securities being registered.

    15.1          Letter from KPMG LLP regarding Unaudited Interim Financial
                  Information.

    23.1          Consent of KPMG LLP.

    23.2          Consent of Steven H. Shapiro, Esq. (included as part of
                  Exhibit 5).

    24.1 Powers of attorney (included on the signature page of this Registration Statement).